SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                           -------------------------

                                    FORM S-8
                          REGISTRATION STATEMENT UNDER
                           THE SECURITIES ACT OF 1933

                           -------------------------

                               LECROY CORPORATION
             (Exact Name of Registrant as Specified in its Charter)

               DELAWARE                                   13-2507777
     (State or Other Jurisdiction                      (I.R.S. Employer
    of Incorporation or Organization)                 Identification No.)

             700 CHESTNUT RIDGE ROAD, CHESTNUT RIDGE, NEW YORK 10977
               (Address of Principal Executive Offices) (Zip Code)

                           -------------------------

                  LeCroy Corporation 2003 Stock Incentive Plan
    LeCroy Corporation Amended and Restated 1995 Employee Stock Purchase Plan
                            (Full title of the plans)

                            -------------------------

                   THOMAS H. RESLEWIC, CHIEF EXECUTIVE OFFICER
                               LECROY CORPORATION
                             700 CHESTNUT RIDGE ROAD
                         CHESTNUT RIDGE, NEW YORK 10977
                     (Name and address of agent for service)

                                 (845) 425-2000
          (Telephone number, including area code, of agent for service)

                                    Copy to:
                             ROGER D. FELDMAN, ESQ.
                             FISH & RICHARDSON P.C.
                               225 FRANKLIN STREET
                           BOSTON, MASSACHUSETTS 02110
                                 (617) 956-5924


                         CALCULATION OF REGISTRATION FEE
========================= ============== ============== ================== ======================
                                           Proposed         Proposed             Amount Of
 Title Of Each Class Of                     Maximum          Maximum           Registration
       Securities            Amount        Offering         Aggregate               Fee
         To Be                To Be        Price Per        Offering
       Registered          Registered      Share (2)        Price (2)
                               (1)
------------------------- -------------- -------------- ------------------ ----------------------
Common Stock, $0.01 par     1,025,217       $14.78       $15,152,707.26          $1,783.47
value per share
========================= ============== ============== ================== ======================

   (1) In accordance with Rule 416(c) under the Securities Act of 1933, as amended, this Registration Statement shall also cover any additional shares of the Registrant's Common Stock which become issuable under the plans by reason of a stock dividend, stock split, recapitalization or other similar transaction.

   (2) This estimate is made pursuant to Rule 457(h) solely for the purpose of calculating the registration fee. It is not known how many shares will be purchased under the plans or at what price such shares will be purchased. The above calculation is based on the offering of 1,025,217 shares registered hereunder at a purchase price of $14.78 per share, which is the average of the high and low prices of the Registrant's Common Stock as listed on The Nasdaq National Market on October 28, 2005.

         STATEMENT REGARDING CONTENTS OF EARLIER REGISTRATION STATEMENT

         On March 4, 2004, LeCroy Corporation (the "Registrant") filed a registration statement on Form S-8 (File No. 333-113271) to register shares of its common stock for issuance under the LeCroy Corporation 2003 Stock Incentive Plan and the LeCroy Corporation Amended and Restated 1995 Employee Stock Purchase Plan. Pursuant to General Instruction E of Form S-8, this Registration Statement is being filed to register an additional 1,025,217 shares of the Registrant's common stock for issuance under such plans. The contents of the earlier registration statement, except for Items 3, 5 and 8 of Part II thereof, are incorporated by reference herein.

                                     PART II
               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3.  INCORPORATION OF DOCUMENTS BY REFERENCE.

         The following documents filed by the Registrant with the Securities and Exchange Commission (the "SEC") are incorporated by reference into this Registration Statement:

         1. The Registrant's Annual Report on Form 10-K for the fiscal year ended June 30, 2005;

         2. All other reports filed by the Registrant pursuant to Sections 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), since the end of the Registrant's 2005 fiscal year; and

         3. The descriptions of the Registrant's common stock that are contained in the registration statements filed under Section 12 of the Exchange Act, including any amendment or report filed for the purpose of updating such descriptions.

         In addition, all documents filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act subsequent to the date of filing of this Registration Statement and prior to the filing of a post-effective amendment that indicates that all securities registered hereby have been sold or that deregisters all of such securities then remaining unsold, shall be deemed to be incorporated by reference into this Registration Statement from the respective dates of filing of such documents.

ITEM 5.  INTERESTS OF NAMED EXPERTS AND COUNSEL.

         Fish & Richardson P.C., Boston, Massachusetts, will provide the Registrant with a legal opinion in connection with the securities being registered hereby. Roger D. Feldman, a principal of Fish & Richardson P.C., is an Assistant Secretary of the Registrant. Mr. Feldman holds as trustee of certain trusts an aggregate of 29,870 shares of common stock of the Registrant. Mr. Feldman disclaims beneficial ownership of these shares.


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


ITEM 8.  EXHIBITS.

         The following exhibits are filed as part of this Registration
Statement:

Exhibit No.                        Description
----------                        -------------

5 Opinion of Fish & Richardson P.C. as to the legality of the securities being registered.

23.1     Consent of Fish & Richardson P.C. (included in Exhibit 5).

23.2     Consent of KPMG LLP, independent registered public accounting firm.

24 Power of Attorney (included on the signature pages of this Registration Statement).

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the Town of Chestnut Ridge, State of New York, on November 4, 2005.


                                   LECROY CORPORATION


                                   By:/s/ Thomas H. Reslewic
                                   -------------------------------------------
                                   Name:    Thomas H. Reslewic
                                   Title:   President, Chief Executive Officer
                                            and Director



                                POWER OF ATTORNEY

         Each person whose signature appears below hereby appoints Sean B. O'Connor and Roger D. Feldman, and each of them singly, acting alone and without the other, his true and lawful attorney-in-fact and agent with full power of substitution and resubstitution in each of them, for him and his name, place and stead, and in any and all capacities, to do and perform any and all acts and to sign any and all amendments (including without limitation post-effective amendments) to this registration statement on Form S-8 and to file the same, with all exhibits thereto and other documents in connection therewith necessary or advisable to enable the Registrant to comply with the Securities Act of 1933, as amended, and any rules, regulations and requirements of the Securities and Exchange Commission in respect thereof, which amendments may make such other changes in the Registration Statement as the aforesaid attorney-in-fact executing the same deems appropriate.

         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated:

         SIGNATURE                   TITLE                           DATE


 /s/ Charles A. Dickinson       Chairman of the Board          November 4, 2005
     Charles A. Dickinson       of Directors


 /s/ Thomas H. Reslewic         President, Chief Executive     November 4, 2005
     Thomas H. Reslewic         Officer and Director


 /s/ Scott D. Kantor            Vice President, Finance,       November 4, 2005
     Scott D. Kantor            Chief Financial Officer,
                                Secretary and Treasurer


 /s/ Robert E. Anderson         Director                       November 4, 2005
     Robert E. Anderson


 /s/ Walter O. LeCroy, Jr.      Director                       November 4, 2005
     Walter O. LeCroy, Jr.


 /s/ Norman R. Robertson        Director                       November 4, 2005
     Norman R. Robertson


 /s/ William G. Scheerer        Director                       November 4, 2005
     William G. Scheerer


 /s/ Allyn C. Woodward, Jr.     Director                       November 4, 2005
     Allyn C. Woodward, Jr.

                                  EXHIBIT INDEX


Exhibit No.                        Description
----------                         ------------
5 Opinion of Fish & Richardson P.C. as to the legality of the securities being registered.

23.1     Consent of Fish & Richardson P.C. (included in Exhibit 5).

23.2     Consent of KPMG LLP, independent registered public accounting firm.

24 Power of Attorney (included on the signature pages of this Registration Statement).